Minimum fee for up to 1,000 shares ......................................   $  36.00
                                                                             ---------

Fee for shares over 1,000 but less that 200,000 @ $.02 per share ........ + $
                                                                             ---------

Fee for shares over 200,000 but less than 1,000,000 @ $.01 per share ...  + $
                                                                             ---------

Fee for shares over 1,000,000 @ $.02 per share .......................... + $
                                                                             ---------

                                    APPROVED
                                      AND
                                     FILED

                                  MAY 06, 1985

                                /s/ Edwin Simcox

                         SECRETARY OF STATE OF INDIANA

Corporate Form No. 101 (Oct. 1981) -- Page One

ARTICLES OF INCORPORATION

Edwin J. Simcox, Secretary of State of Indiana

Use White Paper -- Size 8 1/2 x 11 -- For Inserts

Filing Requirements -- Present 2 originally signed and fully executed copies to Secretary of State, Room 155, State House, Indianapolis 46204

Recording Requirements -- Recording of Articles of Incorporation in the Office of the County Recorder is no longer required by the Indiana General Corporation Act.

                                                                     EXHIBIT 3.5
                                                                     -----------

                           ARTICLES OF INCORPORATION
                                       OF

                            R. J. TOWER CORPORATION
--------------------------------------------------------------------------------

     The undersigned incorporator or incorporators, desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of:

(Indicate appropriate act)

[X] Indiana General Corporation Act

[ ] Medical Professional Corporation Act

[ ] Dental Professional Corporation Act

[ ] Professional Corporation Act of 1965

[ ] I.C. 23-1-13.5 (Professional Accounting Corporations) pursuant to the
     Indiana General Corporation Act.
          (Professional Accounting Corporations are considered to be formed pursuant to the authority of the Indiana General Corporation Act, but subject to the provisions of I.C. 23-1-13.5)

as amended (hereinafter referred to as the "Act"), execute the following Articles of Incorporation:

                                   ARTICLE I
                                   ---------
                                      NAME
                                      ----

     The name of the Corporation is R. J. TOWER CORPORATION.
                                    -----------------------

(The name must contain the word "Corporation" or "Incorporated", or an abbreviation of one of these words.)

                                   ARTICLE II
                                   ----------
                                    PURPOSES
                                    --------

The purposes for which the Corporation is formed are:

     The transaction of any or all lawful business for which corporations may be incorporated under the Indiana General Corporation Act.

State Form 4159R

                                Prescribe by Edwin J. Simcox, Secretary of State (Oct. 1981)


                                   ARTICLE VI
                                   ----------

                      REQUIREMENTS PRIOR TO DOING BUSINESS
                      ------------------------------------

     The Corporation will not commence business until consideration of the value of at least $1,000 (one thousand dollars) has been received for the issuance of shares.


                                  ARTICLE VII
                                  -----------

                                  DIRECTOR(S)
                                  -----------

     Section 1. Number of Directors: The initial Board of Directors is composed of four member(s). The number of directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of directors, the number shall be four.

     Section 2. Names and Post office Addresses of the Director(s): The name(s) and post office address(es) of the initial Board of Director(s) of the Corporation is (are):


       Name          Number and Street or Building    City      State   Zip Code
       ----          -----------------------------    ----      -----   --------
Adrian VanderStarre       429 East Grove St.       Greenville    Mich.    48838
Harold M. Gardner         429 East Grove St.       Greenville    Mich.    48838
Michael W. Doherty        429 East Grove St.       Greenville    Mich.    48838
Paul E. Geshel            429 East Grove St.       Greenville    Mich.    48838


     Section 3. Qualifications of Directors (if any):

          NONE

                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE

                     CERTIFICATE OF ASSUMED BUSINESS NAME

                                       of

                             R J TOWER CORPORATION

I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that Certificate of Assumed Business Name of the above For-Profit Domestic Corporation have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.

Following said transaction the entity named above will be doing business under the assumed business name(s) of:

                           TOWER AUTOMOTIVE - AUBURN

NOW, THEREFORE, with this document I certify that said transaction will become effective Thursday, December 23, 1999.

[SEAL OF THE STATE OF INDIANA]         In Witness Whereof, I have caused to be
                                       affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, December 23, 1999.

                                       /s/ Sue Anne Gilroy

                                       SUE ANNE GILROY
                                       SECRETARY OF STATE